                                                                     Exhibit 3.2



                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                              ANR PIPELINE COMPANY
                               September 21, 1994

                                    BY-LAWS

                                       OF

                              ANR PIPELINE COMPANY

                             A Delaware Corporation

                            _______________________



                                   ARTICLE I

                                    OFFICES

     SECTION 1.1  Registered Office and Agent.  The registered office of the
                  ---------------------------
corporation in the State of Delaware shall be in Wilmington, Delaware. The name of the registered agent is the Corporation Trust Company.

     SECTION 1.2  Other Offices.  The Corporation may also have offices at such
                  -------------
other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     SECTION 2.1  Annual Meetings.  The annual meetings of the stockholders for
                  ---------------
the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, date and hour as shall be designated in the notice thereof.

     SECTION 2.2  Special Meetings.  Except as otherwise prescribed by law,
                  ----------------
special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman, or in his absence by the President, or by the Secretary at the request of the Board of Directors. The notice of the special meeting shall state the time, place and purposes of the proposed special meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

     SECTION 2.3  Place of Meetings.  Each meeting of the stockholders for the
                  -----------------
election of Directors shall be held at the principal office of the corporation in Detroit, Michigan, unless the Board of Directors shall by resolution designate any other place, within or without the State of Delaware, as the place of such meeting. Meetings of stockholders for any other purpose may be held at any such place, within or without the State of Delaware, and at such time as shall be stated in the notice of the meeting, or in a duly executed waiver thereof.

     SECTION 2.4  Notice of Meetings.  Except as otherwise provided by law,
                  ------------------
written notice of the time, place and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of record entitled to vote at the meeting.

     SECTION 2.5  Stockholder List.  At least ten days before every meeting of
                  ----------------
stockholders, the officer of agent having charge of the stock transfer books shall prepare a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of, and number of shares registered in the name of each. Such list shall be open to examination of any stockholder during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either at a place in the city where such meeting shall be held, which place shall be specified in the notice of meeting or, if not so specified, at the place where the meeting is to be held; and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any such stockholder who may be present.

     SECTION 2.6  Quorum.  The holders of a majority of the stock issued and
                  ------
outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise provided by law or these By-Laws.

     SECTION 2.7  Proxies.  At every meeting of stockholders, each stockholder
                  -------
has the right to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by the stockholder or his authorized agent or representative, and bearing a date not more than three (3) years prior to such meeting, unless the proxy provides for a longer period. Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting.

     SECTION 2.8  Voting.  Each outstanding share is entitled to one vote on
                  ------
each matter submitted to a vote unless otherwise provided in the Certificate of Incorporation. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of law or these By-Laws, a different vote is required, in which case such provision shall govern and control the decision of such question. Directors of the corporation shall be elected by a plurality of the votes cast at an election.

     SECTION 2.9  Voting of Certain Shares.  Shares standing in the name of
                  ------------------------
another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     SECTION 2.10  Action Without Meeting.  Any action required or permitted to
                   ----------------------
be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the minutes of the proceedings of the stockholders. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION 2.11  Presiding Officers.  The Chairman, or in his absence, the
                   ------------------
President, shall call the meeting of the stockholders to order and shall act as chairman thereof. In the absence of both the Chairman and the President, the stockholders present at the meeting shall elect a chairman. The Secretary shall act as a secretary of all meetings of stockholders. In the absence of the Secretary at any meeting of stockholders, the presiding officer may appoint any person to act as secretary of the meeting.


                                  ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 3.1  Management Responsibility.  The business and affairs of the
                  -------------------------
corporation shall be managed by the Board of Directors except as otherwise provided by law or by the Certificate of Incorporation.

     SECTION 3.2  Number; Elections; Term.  The Board of Directors of the
                  -----------------------
Corporation shall be not less than three (3) members, as determined from time to time by the Board of Directors of the Corporation. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

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

     SECTION 3.3  Resignation and Vacancies.  Any Director may resign at any
                  -------------------------
time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by an affirmative vote of a majority of the remaining Directors even though less than a quorum of the Board of Directors, or by the sole remaining Director. A directorship to be filled because of an increase in the number of Directors to fill a vacancy may be filled by the Board for a term of office continuing only until the next election of Directors by the stockholders.

     SECTION 3.4  Regular Meetings.  A regular meeting of the Board of Directors
                  ----------------
shall be held as soon as practicable after the annual meeting of stockholders without further notice. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.5  Special Meetings.  Special meetings of the Board of Directors
                  ----------------
may be called and the time and place thereof designated by the Chairman or the President. Except as otherwise provided by law, written notice of the time and place of such special meeting of the Board of Directors shall be given at least two days prior to the time of holding the meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or waiver of notice of such meeting except that notice shall be given of any proposed amendment to the By-Laws or with respect to any other matter where notice is required by law.

     SECTION 3.6  Quorum.  A majority of the Directors in office, or a majority
                  ------
of the Directors constituting any committee of the Board of Directors, shall constitute a quorum of the Board of Directors, or of such committee, as the case may be, for the transaction of business; but if at any meeting of the Board of Directors, or of any committee thereof, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time. The act of the majority of the members of the Board of Directors or of the members of any committee thereof present at any meeting of the Board or of any such committee at which a quorum is present constitutes the action of the Board of Directors or of such committee.


     SECTION 3.7  Action Without Meeting.  Any action required or permitted to
                  ----------------------
be taken at any meeting of the Board of Directors, or of any committee of the Board, may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Such consent shall have the same effect as a vote of the Board or committee for all purposes.

     SECTION 3.8  Committees of Directors.  The corporation may have committees
                  -----------------------
of Directors as hereinafter provided:

          (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of two or more directors selected by the Board of Directors.
     Except as otherwise expressly provided by the laws of the state of Delaware, each such committee shall have and may exercise such powers and authority as the Board of Directors may in its sole and absolute discretion delegate. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

          (b) Each committee provided for by this Section 3.8 shall fix its own rules of procedure, meet at such times and places and upon such call or notice as shall be provided by such rules, keep a record (including written minutes) of its meetings, and report orally or in writing all action taken by the committees at the next regular meeting of the Board of Directors. Rules of procedure fixed by each committee shall be consistent with the laws of the state of Delaware, the Certificate of Incorporation, and these By-laws.

          (c) The business of each committee shall be transacted by a quorum of the committee as more fully provided in Section 3.6, or as provided in
     Section 3.7 of these By-Laws.

          (d) Each member of each committee provided for by this Section 3.8 of these By-Laws shall hold office until the meeting of the Board of Directors next following the annual meeting of the stockholders. Any vacancy occurring on a committee shall be filled by the Board of Directors by a majority vote of the whole Board when, in the judgment of the Board of Directors, the best interest of the corporation will be thereby served.

     SECTION 3.9  Salary and Expenses.  Directors shall be entitled to receive
                  -------------------
reasonable fees for their services as directors and committee members and shall be allowed their reasonable traveling expenses when actually engaged in the
business of the corporation.   Nothing herein contained shall be construed as
precluding any Director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                    NOTICES

     SECTION 4.1  Manner of Notice to Directors.  Whenever under the provisions
                  -----------------------------
of law, the Certificate of Incorporation, or these By-Laws, notice is required to be given to any Director, such notice may be given in writing by personal delivery to the business address of such Director; and such notice shall be deemed to be given when it is thus delivered. Notice may also be given in writing by mail addressed to such Director at his business address, and such notice shall be deemed to be given at the time when it is deposited in the United States mail in a sealed envelope, with first-class postage affixed thereto. Notice to Directors may also be given by telephone or telegram. It shall be the duty of every Director to furnish the Secretary with his business address and to notify the Secretary of any change therein.

     SECTION 4.2  Notice to Stockholders.  Whenever under the provisions of law,
                  ----------------------
the Articles of Incorporation, or these By-Laws, notice is required to be given to any stockholder, that requirement of notice shall not be construed to require personal delivery, and such notice may be given, in writing, by mail addressed to such stockholder at the address of such stockholder as it appears in the stock transfer books of the corporation. Such notice shall be deemed to be given at the time when it is deposited in the United States mail in a sealed envelope, with first-class postage affixed thereto.

     SECTION 4.3  Waiver of Notice.  Whenever any notice is required to be given
                  ----------------
under the provisions of law, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE V

                                    OFFICERS

     SECTION 5.1  Designations.  The officers of the corporation shall be a
                  ------------
Chairman of the Board, a President, such number of Vice Presidents (including any Executive Vice Presidents and any Senior Vice Presidents) as the Board of Directors may determine from time to time, a Controller, a Treasurer, and a Secretary. Two or more offices may be held by the same person, except as otherwise provided by law.

     The Board of Directors may elect or appoint such other officers (including a Vice Chairman of the Board, one or more Assistant Vice Presidents, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries) as it deems necessary, who shall have such authority and shall perform such duties as the Board of Directors may prescribe.

     If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board of Directors at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided.

     SECTION 5.2  Election and Term of Office.  The officers of the corporation
                  ---------------------------
to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 5.3  Resignation and Removal.  Any officer may resign at any time
                  -----------------------
by giving written notice to the Chairman of the Board, the President or the Secretary of the corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

     Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

     SECTION 5.4  Vacancies.  A vacancy in any office because of death,
                  ---------
resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5.5  Chairman of the Board.  The Chairman of the Board shall
                  ---------------------
preside at all meetings of the Board of Directors and of the stockholders at which he is present.

     SECTION 5.6  Vice Chairman of Board  (if any).  The Vice Chairman of the
                  --------------------------------
Board shall preside at all meetings of the Board of Directors and of the stockholders in the absence of the Chairman of the Board and have such powers and duties as shall be prescribed by the Board of Directors and the Chairman of the Board.

     SECTION 5.7  President.  The President shall have general charge of the
                  ---------
business and affairs of the corporation and shall preside at meetings of the Board of Directors and of the stockholders in the absence of the Chairman of the Board or the Vice Chairman of the Board (if any).

     SECTION 5.8  Vice Presidents.  Any Vice President shall have such powers
                  ---------------
and duties as shall be prescribed by the President, the Chairman of the Board or the Board of Directors.

     SECTION 5.9  Treasurer.  The Treasurer shall have charge and custody of and
                  ---------
be responsible for all funds and securities of the corporation.

     SECTION 5.10  Controller.  The Controller shall be in charge of the
                   ----------
accounts of the corporation and shall perform such duties as from time to time may be assigned to him by the President, the Chairman of the Board or the Board of Directors.

     SECTION 5.11  Secretary.  The Secretary shall keep the records of all
                   ---------
meetings of the stockholders and of the Board of Directors and the Executive Committee (if any). He, or any Assistant Secretary, shall affix the seal of the corporation to all deeds, contracts, bonds or other instruments requiring the corporate seal, and when the same shall have been signed on behalf of the corporation by a duly authorized officer, shall be attested by his or an Assistant Secretary's signature.


                                   ARTICLE VI

                                INDEMNIFICATION

     SECTION 6.1 Third Party Actions.  The  corporation  shall  indemnify any
                 -------------------
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 6.2 Actions by or in the Right of the Corporation.  The corporation
                 ---------------------------------------------
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     SECTION 6.3  Determination of Conduct.  The determination that an officer,
                  ------------------------
director, employee or agent, has met the applicable standard of conduct set forth in Sections 6.1 and 6.2 of this Article VI (unless indemnification is ordered by a court) shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     SECTION 6.4  Payment of Expenses in Advance.  Expenses incurred in
                  ------------------------------
defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI.

     SECTION 6.5 Definition.  As used in this Article VI, the term "corporation"
                 ----------
includes all constituent corporations absorbed by ANR Pipeline Company or a subsidiary thereof in a consolidation, merger or other acquisition transaction, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation, or is or was serving at the request of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to ANR Pipeline Company as he would if he had served the resulting or surviving corporation in the same capacity.

     SECTION 6.6 Indemnity Not Exclusive.  The indemnification and advancement
                 -----------------------
of expenses provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. It is the intent of this Article VI that the corporation shall indemnify those persons eligible hereunder to the fullest extent permitted under The General Corporation Laws of Delaware.


                                  ARTICLE VII

                           CERTIFICATES FOR STOCK AND
                                 THEIR TRANSFER

     SECTION 7.1  Certificates of Stock.  Every stockholder shall be entitled to
                  ---------------------
a certificate, in such form as the Board of Directors shall from time to time approve, signed by the Chairman or President or a Vice President and by the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is used, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of such issue.

     SECTION 7.2  Replacement of Lost or Destroyed Certificates.  The Board of
                  ---------------------------------------------
Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit by the person claiming the certificate to be lost, stolen, or destroyed as to his ownership of the certificate and of the facts as to its loss, theft, or destruction.

     SECTION 7.3  Transfer of Stock.  Upon surrender to the corporation or the
                  -----------------
Tbansfer Agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 7.4  Fixing Record Date.  In order that the corporation may
                  ------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 7.5  Record Ownership of Stock.  The corporation shall be entitled
                  -------------------------
to treat the person in whose name any share of stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have notice thereof, except as otherwise expressly provided by the laws of Delaware.


                                  ARTICLE VIII

                              GENERAL PROVISIONS

     SECTION 8.1  Dividends.  Subject to the statutes of the State of Delaware,
                  ---------
the Board of Directors may declare and pay dividends or make other distributions in cash, its securities, or its property.

     SECTION 8.2  Books and Records.  The corporation shall keep current and
                  -----------------
complete books and records of account and shall keep minutes of the proceedings of the stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, the names and addresses of all stockholders and the number and class of the shares held by each.

     SECTION 8.3  Checks and Notes.  All checks or demands for money and notes
                  ----------------
of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 8.4  Fiscal Year.  The fiscal year of the corporation shall be the
                  -----------
calendar year.

     SECTION 8.5  Seal.  The corporation shall have a corporate seal in a form
                  ----
which shall be approved by the Board of Directors.

     SECTION 8.6  Voting of Stock.  Unless otherwise ordered by the Board of
                  ---------------
Directors, the Chairman, the President, the Executive Vice Presidents, or any Vice President of the corporation shall have full power and authority to act and vote, in the name and on behalf of this corporation, at any meeting of stockholders of any corporation in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and shall have full power and authority to execute, in the name of and on behalf of this corporation, proxies authorizing any suitable person or persons to act and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and at any meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.

     SECTION 8.7  Amendment of By-Laws.  These By-Laws may be altered, amended
                  --------------------
or repealed at any meeting of the Board of Directors at which a quorum is present by a majority vote of the Directors. Nothing in this Article shall be construed to limit the power of the stockholders to amend, alter or rescind any of the By-Laws of the corporation.